Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 of our report dated March 30, 2010 relating to the financial statements of United States 12 Month Natural Gas Fund, LP as of December 31, 2009 and 2008 and for the years ended December 31, 2009 and 2008 and the period from June 27, 2007 (inception) to December 31, 2007, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
May 27, 2010